EX-99.906CERT

certification

Mitchell A. Tanzman, Principal Executive Officer, and Michael Mascis, Principal Accounting Officer , the CPG Alternative Strategies Fund, LLC (the “registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2014 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                  Principal Accounting Officer

CPG Alternative Strategies Fund, LLC                CPG Alternative Strategies Fund , LLC

/s/ Mitchell A. Tanzman                                     /s/ Michael Mascis

Mitchell A. Tanzman                                          Michael Mascis

Date: 12/4/15                                                     Date: 12/4/15

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.